UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 January 28, 2025
Date of Report (Date of earliest event reported)

Vestis Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Colonial Center Parkway, Suite 140,
Roswell, Georgia	30076
(Address of Principal Executive Offices)	(Zip Code)

(470) 226-3655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2025, Timothy Donovan, Executive Vice President, Chief Legal Officer and General Counsel, notified Vestis Corporation (the “Company”) of his retirement to be effective February 14, 2025.

On January 29, 2025, it was determined that Rick Dillon, Executive Vice President and Chief Financial Officer, will leave the Company, effective February 14, 2025.  There is no disagreement between Mr. Dillon and the Company regarding the Company’s operations, policies or practices.

On January 29, 2025, the Company appointed Kelly C. Janzen as Executive Vice President and Chief Financial Officer, effective February 14, 2025. Ms. Janzen, age 52, has been working with the Company as a finance consultant since October 2024.  She was Finance Executive in Residence at the Fernweh Group from January to May 2024 working as Chief Financial Officer for Dabico Airport Solutions.  Prior to that, she served as Senior Vice President, Chief Financial Officer, and Treasurer of BlueLinx Corporation (NYSE: BXC) from April 2020 to August 2023 and also served as BlueLinx’s Principal Accounting Officer from April 2020 to March 2022.  Previously, Ms. Janzen served as Senior Vice President and Chief Accounting Officer of WestRock Company (NYSE: WRK) from August 2017 to April 2020, Vice-President, Controller and Chief Accounting Officer of Baker Hughes (NYSE: BKR) from September 2016 to July 2017 and Vice President of Finance and Chief Accounting Officer of McDermott International Ltd. (Previously Nasdaq: MDR) from December 2014 to August 2016.  Ms. Janzen earned her Bachelor of Science degree in Accounting from Louisiana State University.

Vestis and Ms. Janzen entered into an Employment Agreement, dated January 29, 2025 (the “Employment Agreement”), governing the terms of her service as Executive Vice President and Chief Financial Officer. Pursuant to the Employment Agreement, Ms. Janzen’s initial annual base salary will be $610,000 and her target annual bonus opportunity will be 75% of her base salary. Ms. Janzen will also be entitled to receive an annual equity or equity-based award under the long-term incentive plan with a target grant date value of $1,000,000, subject to approval by the company’s Human Resources and Compensation Committee.

The actual annual bonuses payable for any year shall be determined and paid based on the terms of the Company’s Management Incentive Plan, including based on satisfaction of applicable performance targets and goals as apply thereunder for the applicable year.  Ms. Janzen is eligible for a monthly car allowance in the amount of $1,100, reimbursement for financial planning services and participation in the Company’s matching gifts program and is eligible to participate in standard employee benefits and the Company’s Executive Benefits and Perquisites Program.

Under the Employment Agreement, upon Ms. Janzen’s termination due to death or disability (as defined in the Employment Agreement), she is entitled to any accrued amounts and a pro-rated portion of the annual bonus that she would have received for the year of termination had the  termination date not occurred, taking into account satisfaction of any applicable performance conditions (the “Pro-Rated Annual Bonus”).  Under the Employment Agreement, upon a termination by the Company for any reason other than “Cause” or by her for “Good Reason” (as such terms are defined in the Employment Agreement), other than under circumstances constituting a “Qualifying Termination” (as discussed below), and subject to her execution of a release, Ms. Janzen would be entitled to:

•	Base salary plus target bonus for 12 months, payable in regular installments over 12 months;
•	A lump sum payment equal to her Pro-Rated Annual Bonus, payable at the same time that annual bonuses are otherwise paid to executives who have not terminated employment;
•	A payment equal to the cost of COBRA premiums for medical, dental and vision for 12 months, payable in regular installments
•	Continued car allowance for 12 months; and
•	Outplacement services for up to 12 months following termination.

Under the Employment Agreement, upon a “Qualifying Termination,” meaning (a) a termination within two years after a Change of Control by the Company or its successor without Cause or by Ms. Janzen for Good Reason or (b) within 6 months prior to the Change of Control at the request of a third party involved in a Change of Control or otherwise in connection with or in anticipation of a Change of Control (which termination is referred to as an “Anticipatory Change of Control Termination”), and, in any case, subject to her execution of a release, Ms. Janzen would be entitled to:

•	Base salary plus target bonus for 18 months, generally payable in a lump sum;
•	Base salary plus target bonus for 18 months, generally payable in a lump sum;
•	A lump sum payment equal to her pro-rata target annual bonus for the year in which the termination occurs;
•	A lump sum payment equal to the cost of COBRA premiums for medical, dental and vision for 18 months;
•	A lump sum payment equal to her car allowance for 18 months; and
•	Outplacement services for up to 18 months following termination.

In the event of a Qualifying Termination, Ms. Janzen’s equity awards will be treated in accordance with the terms of the applicable plans and agreements. In the event of an Anticipatory Change in Control Termination, however, her equity and equity-based awards will remain outstanding until the earliest of the date that is 6 months after the termination, the date a Change of Control occurs or the expiration date of the award. She is not entitled to duplicate benefits for both a termination prior to a Change of Control and a Qualifying Termination.

Finally, the Employment Agreement requires Ms. Janzen to enter into a restrictive covenant agreement that provides for perpetual non-disclosure and non-disparagement covenants and 12-month post-employment noncompetition, non-solicitation and non-hire covenants.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated January 29, 2025, between Kelly Janzen and Vestis Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	January 31, 2025	By:	/s/ Timothy R. Donovan
		Name:	Timothy R. Donovan
		Title:	Executive Vice President and General Counsel